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                                                                   EXHIBIT 10.19

CONTRACT FOR CRUDE OIL PRODUCTION AND ADDITIONAL EXPLORATION OF HYDROCARBONS IN THE MARGINAL FIELD TIGUINO

MR. NOTARY:

In your Registry of Public Deeds, kindly enclose a deed that, in addition to the usual formalities, shall contain the Crude Oil Production and Additional Exploration of Hydrocarbons in the Marginal Field Tiguino, with the following clauses:

FIRST: APPEARING PARTIES

The following parties appear for the execution of this Contract: The Government of Ecuador through Empresa Estatal Petroleos del Ecuador, PETROECUADOR and its affiliate, PETROPRODUCCION-Empresa Estatal de Exploracion y Produccion de Petroleos del Ecuador, represented by Messrs. Wilson Pastor Morris and Eng. Carlos Quiroz Soria, Executive President (CEO) and Manager respectively, duly authorized by the Board of Directors of PETROECUADOR and the Board of Directors of PETROPRODUCCION as stated in the annexed documents, hereinafter referred to as PETROECUADOR, party of the first part and, as party of the second party, the consortium of companies comprised of Petroleos Colombianos Limited. PETROCOL, represented by Mrs. Patricia Arbelaes de Vergara, Ph.D., as President; Ingenieria Ambiental Y Ecologia S.A., IECONTSA, represented by its President Mr. German Avila V.; Cementaciones Petroleras Venezolanas S.A., CPVEN, represented by its Attorney-in-fact German Avila V.; and the company GRANTMINING S.A., represented by its President Mr. Leslie Smith; representations certified through the documents attached hereto, and the parties participate legally and jointly undertake all the obligations and liabilities arising herefrom by waving order of exclusion, hereinafter referred to as Contractor.

SECOND: BACKGROUND

2.1 Through Law 44 published in Official Gazette No. 326 on November 29, 1993, amended by Law 49, published in Official Gazette 346 on December 28, 1993, the amendments to the Law on Hydrocarbons included the contractual type Crude Oil Production Contract and Additional Exploration on Hydrocarbons in Marginal Fields, whereby PETROECUADOR delegates Contractor the authority to perform the production and additional exploration activities in marginal production fields that are currently being produced by PETROPRODUCCION.

2.2 According to Article 2 of the Law on Hydrocarbons, as amended, the Ministry of Energy and Mines, by means of Ministerial Agreement Order 090 of January 12, 1998, published in Official Gazette 255 on February 11, 1998, designated TIGUINO as a marginal field, subject to Public Bidding No. 010-UCCM-98, based on the Financial, Technical and Legal Study on Reservoir Management in relation to the qualification of Marginal Fields submitted by PETROECUADOR under official letter No. 256-PEP-UCP-PPR-97/116805 of December 22, 1997 and on the reports of the National Bureau of Hycrocarbons and the Legal Advisory Bureau of the Ministry of Energy and Mines contained in memoranda 980091-DNH-CO-PT-Y-008-98 and 008-DAJ-JE-98 of January 8 and 9, 1998,
respectively, in accordance with Executive Order No. 1327-A, as published in the Supplement to the Official Gazette No. 305 on April 27, 1998, attached hereto.


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2.3 On April 1998, the Special Bidding Committee (CEL) called for the First
Bidding Round for the Crude Oil Production and Additional Exploration of Marginal Fields in national territory.

2.4 After the qualification process and the selection of companies qualified to operate marginal field areas, the Executive President of PETROECUADOR under official letters numbers 200-UCP-99-2658 of July 19, 1999 and 193-UCP-99 of July 9, 1999 requested the report of the Attorney General about this contracting and the opinion of the Joint Command of the Armed Forces, which are stated in the official letters numbers 06679 of August 11, 1999 and No. 990147-DIN-Y of July 20, 1999, respectively, attached hereto.

2.5 The Special Bidding Committee (CEL) through Resolution No. 610-CEL-99 of September 21, 1999, awarded this contract for the Production of Crude Oil and Additional Exploration of Hydrocarbons in the TIGUINO Marginal Field, to the Consortium comprised of PETROCOL-CPVEN-IECONTSA-GRANTMINING whose interest percentages in this Contract are 25%, 25%, 10% and 40%, respectively, according to Envelope I of the Bid attached hereto as Exhibit II (III)*.

2.6 The Board of Directors of PETROECUADOR and the Board of Directors of PETROPRODUCCION, through Resolution No. 367-CAD-99-10-28 of October 28, 1999 and 110-PPR-99-10-22 of October 22, 1999, attached hereto, authorized the Executive President of PETROECUADOR and the Manager of PETROPRODUCCION to execute this Contract.

THIRD: INTERPRETATION AND DEFINITIONS


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3.1 Conventional Interpretation.- The Parties agree that they shall construe this Contract according to the provisions of title XIII, Book IV, of the Civil Code of Ecuador, further stipulating that the headings and the order of the clauses and sub-clauses are merely for reference and identification purposes.

3.1.1 Any tolerances of the Parties regarding the non-fulfillment of the obligations set forth in this Contract shall, in no event, involve any change or alteration of its stipulations, and this fact shall not set a precedent for the interpretation of this Contract, nor be a source of rights in favor of the infringing party.

3.1.2 The stipulations contained in this Contract shall prevail, in the event of a discrepancy, over those contained in the sub-contracts, additional agreements between the Parties, and in other documents that, due to their legal, technical or financial nature, can be considered secondary.

3.1.3 The Parties expressly state their acceptance that, in the event that inconsistencies arise between this Contract and the pertinent provisions of the laws and regulations, or of the Bidding Specifications, such provisions shall prevail over this Contract.

3.2 Language.- This Contract has been written by the Parties in the Spanish language, and said version shall be considered for all effects as the only valid version. However, Contractor may formally register a version of this Contract in another language, in the understanding that if there is any controversy between both versions, the text in Spanish shall prevail.

3.3 For a better interpretation of this Contract, PETROECUADOR and Contractor agree that the meaning set forth below shall be assigned to the technical or specialized terms that will frequently appear in this document, either in upper or lower case, in plural or in singular, as follows:

3.4 Definitions

3.4.1 Contract Area: Shall mean the surface and projection in the sub-soil where Contractor is authorized, by virtue of this Contract, to perform crude oil production and additional exploration of hydrocarbons in the Contract Area of the Tiguino Marginal Field whose boundaries and specifications are detailed in Exhibit I hereto.

3.4.2 Fiscal Year: Shall mean a twelve-month period comprised between 00h01 of January 1 and 24h00 of December 31, of each year according to the Gregorian calendar, both dates inclusive.

3.4.3 Barrel: Shall mean the unit of production of Crude Oil equal, in volume, to forty-two (42) gallons of the United Governments of America, at a temperature of sixty degrees (60 degrees) Fahrenheit and a pressure of 14.6959 lbs. per square inch.

3.4.4 Inspection and Delivery Center: Shall mean the location wherein, PETROPRODUCCION currently measures the Inspected Production of Crude Oil from the Tiguino Field and Contractor shall continue to do so during the term of this Contract. It is the place wherein Base Production Curve and Incremental Production of the above mentioned field operated by Contractor under this Contract will be determined. If, as a result of the work developed by Contractor, the production conditions vary, the Parties will agree on new Inspection and Delivery Centers, which will be approved by the Ministry of Energy and Mines.

3.4.5 Contractor.- Shall mean the consortium consisting of the following companies: Petroleos Colombianos Limited (PETROCOL), a subsidiary of Petroleos Colombianos Limited; Cementaciones Petroleras Venezolanas S.A. (CPVEN), parent company;


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Ingenieria Ambiental y Ecologica S.A. (IECONTSA), parent company; and
Grantmining S.A., a subsidiary of Grantham Resources Inc.

3.4.6 Operating Costs. Shall mean the production costs less amortization and depreciation. If the operating cost of a period is divided by the inspected production of that same period, the unit operating cost is obtained.

3.4.7 Base Production Curve.- Shall mean the production log of Crude Oil obtained in the Mathematic Simulation and other studies of the reservoir attached hereto as Exhibit II (IV)*.

3.4.8 Dollar: Shall mean the currency of legal tender the United States of America.

3.4.9 Main Pipelines: Shall mean, in general, the pipelines and other equipment and facilities necessary to store and transport crude oil from the Inspection and Delivery Centers to the export terminals or industrialization centers in the country.

3.4.10 Secondary pipelines: Shall mean the pipelines and other equipment and facilities that are necessary to transport and store crude oil from storage tanks in production fields to the Inspection and Delivery Centers or to connect with the main pipelines.

3.4.11 Effective Date: Shall mean the registration date of this Contract with the Hydrocarbons Registry at the National Bureau of Hydrocarbons, date on which this Contract becomes effective and the terms hereof commence.

3.4.12 Force Majeure or Act of God: Shall mean an unforeseen event impossible to be resisted or uncontrollable event sustained by one or both parties. This definition includes, but is not limited to, earthquakes, seaquakes, floods, landslides, storms, fires, explosions, strikes, stoppages, social disturbances, acts of war (declared or not), acts of sabotage, acts of terrorism, acts or omissions on the part of any Government authority, agency or entity; any other circumstance not mentioned in this sub-clause that is likewise impossible to be resisted, and is beyond the reasonable control of the Party invoking the occurrence of the event and that may cause the total or partial obstruction or delay in the performance of such Party's obligations, in accordance with the stipulations of this Contract, and the concept defined in Article 30 of the Civil Code of Ecuador.

3.4.13 PETROECUADOR: Shall mean the Government-owned company PETROLEOS DEL ECUADOR with legal capacity, own assets, administrative, economic, financial and operating autonomy, with main domicile in the city of Quito. The term PETROECUADOR shall refer to PETROECUADOR and its affiliates.

3.4.14 Crude Oil: Shall mean the oil in liquid phase at surface conditions, including the oil originated in condensate gas reservoirs, at the wellhead or through a conventional field separator.

3.4.15 Development Plan: Shall mean the aggregate of activities and corresponding estimated investments, that Contractor agrees to perform, if Contractor found Commercially Productive Crude Oil Reservoirs as a consequence of the Additional Exploration activities.

3.4.16 Production Investment Plan: Shall mean the detail of activities and estimated investments, work schedule and production objectives that Contractor agrees to develop in the Contract Area during the first three years of the term hereof, including the pertinent budget stated in Exhibit IV (V)*.

3.4.17 Minimum Additional Exploration Investment Plan: Shall mean the offer submitted by Contractor, which Contractor is required to perform, by its own account and risk during the first three years of this Contract, counting from the date of approval of the


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Environmental Impact Study by the Ministry of Energy and Mines, which will make it possible to define new discoveries in the Contract Area as stated in Exhibit V (VI)*.

3.4.18 Time Periods and Terms: Time Period shall mean the period comprised between one date and another, including weekends and holidays. When this Contract refers to terms, only working days shall be counted.

3.4.19 Benchmark Price: Shall mean the last monthly weighted average price for the immediately preceding month of direct sales of Crude Oil made by PETROECUADOR, on a cash basis, including spot and long-term sales, and adjusted in quality to the equivalent of the Crude Oil produced in the Contract Area. This price shall be stated as FOB Ecuadorian port (main export terminal) and in Dollars per Production Unit.

3.4.20 Investment Budget: Shall mean the aggregate of investments that Contractor will make, on an annual basis, according to the Production and Minimum Additional Exploration Investments Plan according to the offer submitted for the bidding process of the Tiguino marginal field.

3.4.21 Incremental Production: Shall mean the volume of Crude Oil that exceeds the Base Production Curve.

3.4.22 Proven Reserves: Shall mean the volume of recoverable hydrocarbons, the existence of which has been verified by means of reliable information obtained through drillings, well logs, analysis of cores and fluid production tests that present a reasonable certainty to be recovered in the future, under current financial and operating conditions.

3.4.23 Proven developed reserves: Shall mean the Crude Oil volume that can be recovered through available wells with the existing equipment and operating conditions plus proven developed reserves that are not producing.

3.4.24 Undeveloped proven reserves: Shall mean the proven reserves expected to recover through new or existing wells. Said wells must be completed in non-drilled or non-drained areas.

3.4.25 Total Proven Reserves: Shall mean the aggregate of proven developed reserves and of undeveloped proven reserves.

3.4.26 Probable reserves: Shall mean the volume of hydrocarbon that through geological and geophysical interpretation and reservoir engineer studies, are supposed to exist in areas close to the proven reserves of the same reservoir and that can be recovered.

3.4.27 Possible reserves: Shall mean the volume of hydrocarbons that might come from formations identified as apt for the accumulation of hydrocarbons but that have not yet been drilled.

3.4.28 Emergency situations: Shall mean extraordinary circumstances qualified as such by the Ministry of Energy and Mines, that occur or can foreseeably occur within or outside the Republic of Ecuador, which require immediate actions necessary in order to prevent damages that affect or might affect normal operations under this Contract or the persons rendering services to either of the parties or their property or third parties or their property, notwithstanding the provisions of the Law on Hydrocarbons and the National Security Law.

3.4.29 Sucre: Shall mean the currency of legal tender of the Republic of Ecuador.

3.4.30 Production Rate: Shall mean the rate of maximum efficiency, determined on the basis of individual characteristics and size of the reservoirs, production characteristics and number of wells and facilities so that it be maintained during a determined time period, under the principle of a balanced reserves-production ratio, under technical and financial parameters according to the procedure set forth by the National Bureau of Hydrocarbons, attached hereto as Exhibit VI(VII)*.


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3.4.31 Calendar quarter: Shall mean a period of three consecutive months starting on January 1, April 1, July 1 and October 1 of each Fiscal Year.

3.4.32 Production Unit: Shall mean the barrel as defined in Clause 3.4.3.

3.4.33 In the case of definitions not included in this Contract, the Parties shall abide by the provisions of the Law, Regulations, Bidding Specifications and the definitions accepted in the international oil industry.

FOURTH: PURPOSE

4.1 The purpose of this Contract is the Production of Crude Oil and Additional Exploration of Hydrocarbons in the Tiguino Marginal Field, in order to increase current production and incorporate new reserves.

In order to comply with the purpose of this Contract, Contractor, under its exclusive responsibility and risk, must carry out the activities and make the necessary investments with the use of adequate technology.

FIFTH: RIGHTS OF THE PARTIES

5.1 The hydrocarbon reservoirs located in Ecuadorian territory are national resources that belong to the Government and are controlled by it; therefore, the Ecuadorian Government is the sole and unconditional owner of all hydrocarbon reservoirs and associated substances, in any physical condition, located in national territory.

5.2 This Contract does not grant or assign Contractor any property rights on the surface, subsoil or any natural or other resource existing in the Contract Area, nor on the Areas expropriated in favor of PETROECUADOR for the performance of this Contract, or on their easements, or on the work performed thereon. The delimitation of the Contract Area has the sole purpose of determining the surface area and its projection in the subsoil where Contractor must operate.

5.3 Contractor shall have the right to payment and participation in the production set forth in Clause Nine, under the conditions indicated in this Contract. However, the rights of Contractor resulting from this Contract do not include property rights on the discovered hydrocarbons nor on the production and reserves resulting from the production and additional exploration work.

5.4 Contractor has the exclusive right to carry out the activities that are the subject matter of this Contract.

5.5 Contractor will be entitled to use the infrastructure that PETROECUADOR currently keeps in the Contract Area, and Contractor is responsible for the possession, proper use, maintenance and replacement of the above mentioned infrastructure so that, upon termination of the contract, Contractor returns to PETROECUADOR the field with the whole infrastructure and fixed assets in similar conditions as Contractor received them, except for wear and tear due to normal use.

5.6 Contractor shall use, at no cost, the volume of Crude Oil of the Contract Area that is technically necessary for its field operations.

5.7 During the performance of its activities and work Contractor will have full autonomy for its management and administration.

SIXTH: OBLIGATIONS OF THE PARTIES

6.1 Contractor agrees to undertake the following obligations:

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6.1.1  To perform the technical, financial and administrative operations as well as to comply with all obligations derived from the Law, Regulations, Bidding Specifications and this Contract, under its responsibility and assuming all risks inherent in the production and additional exploration operations in the marginal field TIGUINO. The technical failures and its consequences caused by the action of Contractor or its subcontractors, shall be Contractor's exclusive responsibility.

6.1.2 To perform the Work Schedule and Production Investment Plan undertaken for the first three years, as stated in Exhibit IV (V)*, in order to increase the Base Production Curve of Crude Oil in the Tiguino Marginal Field that until the Effective Date of this Contract equals TWO THOUSAND (2000) barrels per day, average annual production.

In case the actual production falls below the Base Curve, the difference will be set off by taking the pertinent amount of Contractor's share in incremental production.

6.1.3 To perform during the first three years of this Contract a Minimum Additional Exploration Plan, as stated in Exhibit V (VI)*, making it possible to discover more crude oil and, therefore, increase the Contract Areas reserves.

6.1.4 To increase Crude Oil production beyond the Base Production Cure levels indicated in Exhibit III (IV)*, using modern techniques that, in comparison to the technology currently used, shall represent a greater degree of technical and financial efficiency in the operation.

6.1.5 To contribute with capital or financial resources provided for in the Work Schedule and Production and Additional Exploration Investment Plans according to the Yearly Programs and Budgets, resources that together with the furnishing of machinery, equipment and instruments are required for the fulfillment of its obligations.

6.1.6 To preserve the environment applying the most recommended techniques of international oil practices strictly in accordance with the legal, regulatory and administrative provisions, as well as international agreements ratified by Ecuador on environmental pollution control and prevention, and on preservation of the ichthyiological resources and agricultural industry, that are currently in force.

6.1.7 To immediately perform clean-up work in the event of environmental pollution caused during the course of its activities notwithstanding other responsibilities to third parties or any competent authority. To this effect, Contractor shall take out the relevant insurance policies covering all risks pertaining to environmental protection. In any case, Contractor shall take all necessary precautions, since it will be exclusively liable for any environmental impact.

6.1.8 To comply with and develop, permanently and uninterruptedly, the activities set forth in the Work Schedule and Production Investment Plan and in the Minimum Additional Exploration Plan and in the approved Annual Work Schedule and Investment Budget, except if they must be suspended or interrupted due to Force Majeure, Acts of God or Emergency Situations.


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6.1.9 In the event that Contractor affects the formation due to reconditioning or treatment of wells, existing at the time of execution of this Contract, and therefore, Crude Oil production decreases considerably or is lost, Contractor, at its own expense, shall drill a twin well at its own cost to the same depth of the affected well.

6.1.10 To permanently provide PETROECUADOR, though its affiliate PETROPRODUCCION and Unidad de Contratacion Petrolera (Petroleum Contracts Unit), with the information concerning the development of all activities performed during the term of the Contract. To that effect, Contractor shall submit periodic reports according to the stipulations of Hydrocarbon Operation Regulations; furthermore, it shall submit copies or originals, as the case may be, of electric, radioactive, sonic and other logs, seismic tapes and lines, well samples, cores, formation samples, maps, cross-sections, topographic, geological, geophysical, geochemical and drilling reports, geological and geophysical interpretations, reports on the evaluation of reservoirs found in the Contract Area; and, in general, any other scientific, technical, financial, environmental and legal information obtained through its work.

6.1.11 To provide the authorized officials of the Ecuadorian Government or of PETROECUADOR with the necessary facilities for the fulfillment of their obligations and duties related to this Contract, including, in the field operation, facilities for transportation, lodging, food and other services, in the same conditions that Contractor offers its staff, taking into account the facilities available for the efficient fulfillment and performance of its obligations. The costs incurred by Contractor for furnishing such facilities will be recovered, as applicable, according to the Accounting Regulations. Government or PETROECUADOR officials must comply with the Industrial Safety and Environmental Protection Rules of Contractor.

6.1.12 To keep detailed accounting records of all technical and environmental operations performed under this Contract.

6.1.13 To respect industrial property rights, and to indemnify and hold PETROECUADOR harmless from claims or compensation payments resulting from the non-fulfillment or breach of Contractor's obligations.

6.1.14 To take all necessary measures while performing its operations to safeguard health, conservation and safety of life, property, vegetation, fisheries, navigation, disposition of waters, effluents, as well as the health and safety of the staff at its own expense.

6.1.15 To admit college students or graduates with technical or higher education diplomas related to the oil industry to carry out practices and studies in the work fields of the Contract Area and at Contractor's offices in Ecuador, without assuming any liability for their risks. In relation to the performance of such practices, students shall be covered by the accident insurance policy that Contractor has for its own employees. Contractor shall pay for transportation, lodging, food, minor medical care and emergency care, which shall be provided under the exact same conditions as those afforded to Contractor's personnel in Ecuador.


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The duration of such practices and studies and the number of persons doing them shall be agreed in such a way that they do not interfere with the performance of the activities of Contractor. Contractor shall, additionally, provide monthly financial aid to the students in an amount not lower than two minimum vital wages. It shall be understood that there is no employment relationship between Contractor or PETROECUADOR and those engaged in such practices or studies. Students or graduates shall prepare the corresponding reports on such practices and studies and submit a copy to Contractor. Upon carrying out the activities at Contractor's facilities, students must abide by the industrial safety and environmental protection rules of Contractor.

6.1.16 To take the appropriate or pertinent necessary actions in Emergency Situations and to notify PETROECUADOR thereof within three days.

6.1.17 To indemnify and hold PETROECUADOR harmless from any legal action or claim resulting from the non-fulfillment or breach of any of the obligations hereunder, whether to its workers, subcontractors, providers, or third parties related or unrelated to this contract.

6.1.18 According to the offer, Contractor shall deliver PETROECUADOR the amount of US$ 30,000 (thirty thousand dollars) per year for training purposes during the first three years of the Contract. This contribution shall be effective in January of each year.

6.1.19 To pay all contributions and dues set forth in the Laws and Regulations and stated in the Accounting Regulations.

6.1.20 To register this Contract with the Hydrocarbon Registry at the National Bureau of Hydrocarbons within the first 30 days from the date of execution.

6.2 PETROECUADOR agrees to undertake the following obligations:

6.2.1 To pay Contractor the stipulated compensation, in accordance with the manner, terms, amount and other conditions set forth in Clause 9 hereof.

6.2.2 To provide Contractor with the property, equipment, machinery and facilities according to the corresponding inventory.

6.2.3 To see, in a timely manner, to Contractor's requests, proposals and requirements and to introduce modifications or grant corresponding approvals within the terms and time periods set forth herein.

6.2.4 To provide access in favor of Contractor to existing or future communication and transportation means.

6.2.5 To provide the fuel required by Contractor for its operations, through PETROCOMERCIAL, at the domestic market price.

6.2.6 To communicate to Contractor, as soon as PETROECUADOR becomes aware, of any claims or legal proceedings that may affect Contractor's rights hereunder, so that it may adopt the measures deemed most appropriate to defend its interests.

6.2.7 To provide Contractor, free of charge, any existing technical and financial information associated to the Contract Area, as well as existing technical information on other areas, at no charge other than the fee set by the Petroproduccion's Board of Directors. Contractor shall pay any costs to reproduce said information.


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6.3 OBLIGATIONS COMMON TO THE PARTIES:

6.3.1 If proven reserves increase, and the total production of the Marginal Field, which is the subject matter of this Contract, exceeds 300% of the Base Production Curve, as a result of the Work Schedule and Production Investment Plan and/or the performance of the Additional Exploration Plan for the Marginal Field, Contractor's share shall be determined according to the X3 balance factor stated in Exhibit II (III)*.

6.3.2 To construe and perform this Contract in good faith.

6.3.3 To comply with the requirements of the Ministry of Energy and Mines and other Government agencies related to the performance of this Contract.

6.3.4 To execute additional and amending Contracts as well as other Contracts which are deemed suitable to their interests.

6.3.5 All other obligations set forth by the Laws, Regulations, Bidding Specifications and this Contract.

6.4 Responsibilities

6.4.1 Contractor assumes full responsibility vis-a-vis the Government and PETROECUADOR with respect to the obligations undertaken hereunder. Contractor assumes like responsibility with respect to the obligations of its subcontractors and Related Companies in activities relating to the performance of this Contract. Likewise the Government of Ecuador and PETROECUADOR assume full responsibility for their contractual obligations.

SEVENTH: TERM

7.1 This Contract shall have a term of 20 years from the Effective Date.

7.2 The production operations of Contractor shall start and continue uninterruptedly in the Contract Area within the first eight-(8) days counting from the Contract's registration date with the Hydrocarbon Registry. PETROPRODUCCION and Contractor shall coordinate the taking over of operations and will adopt precautionary measures to ensure that production will not be interrupted. The Additional Exploration Activities will have a three-year time period, which shall not be extended, from the date on which the Ministry of Energy and Mines approves the Environmental Impact Study submitted by Contractor, which will be conducted within the first six months after registration of the Contract with the DNH.

EIGHTH: FORCE MAJEURE OR ACT OF GOD

8.1 Neither Party shall be held responsible for the nonperformance, interruption or delay in the performance of the obligations of this Contract, nor shall it be required to indemnify the other Party for damages caused, when the default, interruption or delay has been caused by duly proven Force Majeure or Act of God. In this case, the Party alleging such event shall give notice to the other Party, with the required justifications, within a term of 10 days. Force Majeure or Act of God shall involve the number of days justified and shall apply to the rights and obligations affected by such event.

However, the obligations of the Parties pursuant to this Contract shall not be extinguished due to the occurrence of Force Majeure or Act of God.


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Once Force Majeure or Act of God has been declared by either Party, it will be immediately validated, although that does not imply the tacit acceptance of the other Party that has the right to object to it pursuant to the provisions set forth in this Contract and applicable laws.

8.2 The proof of Force Majeure or Act of God is incumbent upon whoever alleges it.

8.3 Even in the case of Force Majeure or Act of God, the Parties shall be entitled to receive their production share pursuant to Clause Nine of this Contract, should there be production in the Contract Area, except in the event specified in Chapter IV, Title VII of the Political Constitution of the Republic of Ecuador.

8.4 The occurrence of Force Majeure or Act of God may give rise to revisions of the work schedules proposed by Contractor, without prejudice to resuming compliance with its obligations as soon as possible after the impediment has ceased. The obligations not affected by Force Majeure or Act of God shall be performed in due time in accordance with the provisions of this Contract.

If, due to lack of transportation capacity in the main pipelines, Contractor is unable to transport more than 50% of the Crude Oil volume pertaining to its share, calculated on the basis of the Field Production Rate, the interruption or delay in the performance of the Minimum Production Work and Investment Schedule shall not be deemed a nonperformance of the Contract.

Once the lack of transportation capacity is remedied, Contractor shall be entitled to recover the loss sustained due to the diminished capacity. The Parties shall agree upon the most appropriate manner for Contractor to recover such loss.

8.5 In circumstances of Force Majeure or Act of God or Emergency Situations, Contractor shall inform the Ministry of Energy and Mines within a maximum term of ten (10) days and shall take the corresponding actions to resume its activities as soon as possible. Should Contractor fail to send such notice within the stipulated term, the alleged Force Majeure or Act of God shall not be taken into account; therefore, the extension of the term for such cause shall not be granted.

8.6 If circumstances of Force Majeure, Act of God or other emergency situations arise that, in Contractor's opinion, require immediate action, Contractor shall take all actions and shall make all disbursements deemed necessary or advisable to protect its interests and those of PETROECUADOR as well as those of their respective workers, even if such disbursements may not have been included in the Annual Schedule and Budget in effect during the corresponding Fiscal Year. The actions taken shall be reported to PETROECUADOR and the Ministry of Energy and Mines within ten days following the taking of the action.

8.7 The time during which the suspension of activities caused by Force Majeure or Act of God or Emergency Situation last, shall not count towards the Production period or the Additional Exploration Period, as applicable. Consequently, the termination dates of such period shall be postponed for a time equal to the duration of such Force Majeure or Act of God, as applicable. If Contractor is producing during the Production Period, the extension of such Production Period shall only occur if the Force Majeure or Act of God decreases the production or extraction of Crude Oil by more than fifty (50%) percent with respect to the average daily production in the thirty (30) days prior to the occurrence of such Force

Majeure or Act of God, in which case Contractor shall maintain its own right to Production Sharing on the Crude Oil that it has been unable to produce or extract during the event of Force Majeure or Act of God.

NINTH: COMPENSATION AND METHOD OF PAYMENT

9.-GENERAL DESCRIPTION

9.1 Contractor, by the execution of this Contract, shall receive: a) operating costs of the Base Production Curve from the Tiguino Marginal Field in US dollars updated to the corresponding year; b) the amount of Crude Oil corresponding to offered percentages X1, X2 and X3 balance factor indicated in Exhibit II (III)* hereof for the increased production over the Base Production Curve.

9.2 To determine payment to Contractor, the following concepts shall be taken into account:

     BASE PRODUCTION CURVE (QB)

It refers to the production log or crude oil obtained from the mathematical simulation and other reservoir studies, which is attached hereto as Exhibit III
(IV)*.

     PROVEN RESERVES

It refers to the volume of recoverable hydrocarbons whose existence has been verified through reliable information, obtained mainly through drilling, well logs, analysis of production tests, cores and fluids that present reasonable certainty to be recovered in the future under current financial and operating conditions.

PROVEN DEVELOPED RESERVES

It refers to the volume of Crude Oil that can be recovered through available wells with the existing equipment and operating conditions plus proven developed reserves that are not yet producing. The additional volume of Crude Oil obtained through the application of improved recovery techniques will only be considered as proven developed reserves once the results of a pilot project have confirmed with production that an increase in such reserves has been achieved, or after the implementation of improved recovery activities, whether or not the pilot project takes place.

UNDEVELOPED PROVEN RESERVES

It refers to the proven reserves expected to recover through new wells or through existing wells, for which purpose, these wells must be completed in areas that are not actually drilled or drained.

TOTAL PROVEN RESERVES

These are comprised by proven developed reserves and undeveloped proven reserves.

PROBABLE RESERVES

It refers to the volume of hydrocarbon that, according to geological, geophysical and reservoir engineering studies, supposedly exist in areas near the proven areas in a same reservoir and that can be recovered.

POSSIBLE RESERVES

It refers to the volume of hydrocarbons that could occur in formations identified as likely for the accumulation of hydrocarbons but that have not yet been drilled.

OPERATING COSTS
It refers to the production costs less amortization and depreciation. If the operating cost of a period is divided by the inspected production of that same period, the unit operating cost is obtained.

9.3 Contractor's income, in any given period, are calculated according to the following formula:
I(t)=C(o)(IP(t)/IP(o))QB(t)+(X(t))(QT(t)-QB(t))Pi(t) (1)
According to the mathematical formula and the above mentioned general principles, we conclude that:
Income per Operating Costs in the Base Production Curve:
ICLB(t)=C(o) (IP(t)/IP(o))QB(t)
Income for Production Sharing in increased production over the Base Production
Curve:
IP(t)=(X(t))(QT(t)-QB(t))Pi(t)
Therefore:
I(t)=ICLB(t)+IP(t)
Where:
I=Contractor's income in a given period.
C(o)=Operating cost of PETROPRODUCCION in US dollars per barrel in the Tiguino Marginal Field.
IP(t)=Price Index of the United Governments of America for the t period. IP(o)=Price Index of the United Governments of America for the year preceding the Effective Date of the Contract.
QB(t)=Base Production Curve of period t, specified in the Contract. Pi(t)=International Benchmark Price of PETROECUADOR (export FOB) for period t, adjusted for crude oil quality ((degree)API) produced in the Marginal Field. QT(t)=Total inspected production of the marginal field during t period. X(t)=Participation on Contractor in inspected incremental production (QT(t)-QB(t)) in decimal fraction corresponding to t period.
X(t) is calculated according to the following formula:
     X(t)=X1Q1+X2Q2(t)+X3 Q3(t)         (2)
          ---------------------
  QT(t)-QB(t)

Q1 is a fixed value corresponding to the first increase on the Base Production Curve QB(t) that shall be specified in the Contract.
     Q1=Q1(t)-QB(t)                      (3)
Q2(t) corresponds to a second production increase according to the following formula:
     Q2(t)=QT(t)-Q1-QB(t)                (4)
Note that total production equals:
     QT(t)=QB(t)+Q1+Q2(t)+Q3(t)          (5)
The participation values X1 and X2 offered by Contractor comply with the requirement that X1>X2.
Indexes Ip(t) and Ip(o) will be taken from the Bureau of Labor Statistics Data, Finished Energy Goods. Seasonally Adjusted, Series ID: WPSSOP 3510 Base Data:
8200.

In order to apply the preceding formulas, and according to the Offer, Bidding Specifications and other pre-contractual documents, the Operating Cost (Co) for the Tuguino Marginal Field, the participation percentages of Contractor and production volume is detailed as follows: C(o) = US$3.10 per barrel, X1 = 64% for a first increase Q1 = 500 BPPD, X2 = 54% for production increases of up to 300% of the Base Curve (QB) and the balance factor X3 = 49% for increases that exceed 300% of the Base Curve.

9.4 PROCEDURE
The operating costs of the Base Production Curve shall be provisionally delivered by PETROECUADOR to Contractor each quarter and they shall be settled annually.

Contractor shall deliver to PETROECUADOR at the Inspection and Delivery Center the Crude Oil corresponding to the Base Production Curve on a daily basis with monthly provisional settlement and annual settlement of accounts.

9.5 DETERMINATION OF CONTRACTOR'S OIL PRICE ADJUSTED FOR (degree)API QUALITY The parties shall adjust the price of crude oil from the Contract Areas by (degree)API quality in relation to the benchmark price through the following quality differential adjustment formula:

Pi(t) = PM (1 + K DC/100)
PM = Average Selling Price of PETROECUADOR
DC = Difference between the quality of crude oil from the Contract Area (CC) and the average quality of crude oil exported by PETROECUADOR (CM). It is measured in degrees API.

DC = CC - CM
K = Quality correction coeffiecient (API degrees)
K = 1.1 if 25 degrees API greater than CC greater than 35 degrees API K = 1.3 if 15 degrees API greater than CC greater than 25 degrees API K = 1.1 and DC = 10 if CC is greater than or equal to 25 degrees API CC = Quality of Crude Oil produced in Contract Area.
CM = Average quality of Crude Oil exported by PETROECUADOR.

Coefficient K could be revised by agreement of the parties if, after a continuous period of at least twelve months, it does not reflect the reality of the market. If there are any disagreements on this point, such disagreements shall be submitted to an arbitrator for resolution, who shall render an award within the stipulated term, according to the proceeding set forth in Clause Twenty Sixth.

9.6 CONTRACTOR'S TAX BASE
Contractor's tax base for any t period is calculated according to the following formula:
BI(t) = I(t) = COSTS(t)    (6)
Where:
I(t) = Contractor's income during period (t) calculated according to formula
(1).
COSTS(t) = Costs incurred by Contractor during period t.

9.7 TAXES AND WORKERS (PROFIT) SHARING

Contractor's workers (profit) sharing is calculated according to the following formula:
PLAB(t) = 0.15BI(t)  (7)
And taxes paid by Contractor are calculated according to the following formula:
TAX(t) = 0.25 (BI(t) - PLAB(t)) (8)

9.8 CONTRACTOR'S NET PROFIT
Contractor's net profit for the year (t) is calculated by the following formula:
UN(t) = BI(t) - PLAB(t) - TAX(t)  (9)

9.9 GENERAL PROVISIONS ON THE FINANCIAL MODEL

9.9.1 Contractor can freely dispose of its share of crude oil production.

9.9.2 If convenient to the Parties, they can agree on the delivery of operating costs of the Base Production Curve in currency or in kind after establishing the financial equivalent between Crude Oil costs and prices.

9.9.3 According to Article 33 of the Law on Hydrocarbons, the Ministry of Energy and Mines may require Contractor to furnish part of its crude to supply the domestic market or the refining and petrochemical plants in the country. In this case, Crude Oil shall be valued at the Benchmark Price adjusted according to quality and transportation.

9.9.4 The Crude Oil volume that the Government receives shall not, under any circumstances, be inferior to the volume it had received when PETROPRODUCCION operated the field as a result of the Base Production Curve; this volume shall be the daily production inspected by the National Bureau of Hydrocarbons and delivered by Contractor at the Inspection and Delivery Center.

9.9.5 Investments made by Contractor to perform its activities in accordance with the Minimum Additional Exploration Plan shall be made on its own expense and risk, therefore, if commercially productive reservoirs are not found, PETROECUADOR shall not reimburse Contractors for these items.

9.9.6 Contractor shall be entitled to maintain, control and operate bank accounts in any currency, in the country as well as abroad, and to freely dispose of the funds of such accounts.

9.9.7 The Benchmark Price is the weighted average price of foreign sales of Crude Oil made by PETROECUADOR in the last month, of equivalent quality between exports of PETROECUADOR and the Marginal Field subject matter of this Contract.

9.9.8 If PETROECUADOR did not make foreign sales of crude oil in the respective period, the Benchmark Price shall be determined on the basis of a basket of crudes, agreed upon by the Parties, which prices shall be taken from specialized and well-known publications.

TENTH: TAXES, LIENS AND CHARGES

10.1 Taxation system and workers (profit) sharing: Contractor shall pay income tax in accordance with the provisions of Title I of the Internal Tax System Laws. Charges, workers (profit) sharing and other taxes, in force on the date of execution of this Contract, affecting Contractor's activities, shall be paid by Contractor according to legal provisions.

10.2 Contractor's gross income: It refers to Contractor's gross income, the recovery of the operating cost of Base Production Curve paid by PETROECUADOR, and Contractor's share calculated at sales price.

10.3 Method of calculation: Taxable base, workers (profit) sharing and income tax shall be derived as follows:

10.3.1 The deductions stipulated in Title I of the Internal Tax System Law and in the Accounting Regulations applicable to Marginal Fields, shall be made from Contractors gross income, calculated according to Article 9(a) of the Regulations for the Application of Law No. 44.

10.3.2 Fifteen percent (15%) for workers (profit) sharing shall be applied on the result indicated in sub-clause 10.3.1, and the balance shall be the taxable base.

10.3.3 Finally, on this taxable base, a 25% income tax shall be applied.

10.4 Charges for the use of water and building materials: in accordance with
Article 52 of the Law on Hydrocarbons, Contractor shall pay the amount of sixty thousand Dollars (US$60,000) per year during the Production Period for the preferential use of water and building materials that belong to the Government within the Contract Area. Such charges shall be paid in advance in the month of January of each Fiscal Year through a deposit with the Central Bank of Ecuador to be credited to the account of PETROECUADOR. Deposits shall be made in Sucres at the selling exchange rate in force at the time such deposits are made.

10.5 Office of the Superintendent of Companies Fee: Contractor shall pay the annual fee of one dollar per thousand dollar value (1/1000) on its total asset base as provided for in article 455 of the Company Law, in accordance with rules issued by the Superintendent of Companies.

10.6 Municipal taxes payment: Contractor shall pay the one and one-half dollars per one thousand dollars (1.5/1000) of its total asset base payable to the municipalities in accordance with Chapter III of the Law No. 006 on Taxation and Financial Control.

10.7 Proportional payment: In the event that the first or the last payment of the charges determined in this clause does not correspond to a complete fiscal year, said charges shall be paid in proportion to the number of months in said Fiscal Year. When the Production Period does not start on January 1, the first payments will be made within a thirty-day term from the beginning of the period. If Contractor fails to pay the amounts on a timely basis on the above mentioned dates, the corresponding legal interest shall be charged.

10.8 Fund for Regional Amazon Eco-development and Strengthening of Regional
Organizations: Contractor shall pay a tax on its share in the crude oil produced in the Contract Area, as set forth in Law No. 10 published in Official Gazette No. 30 of September 21, 1992, as amended set forth in Law No. 20 published in Official Gazette No. 152 of September 15, 1997.

10.9 Law to Create Replacement Income in the Napo, Esmeraldas and Sucumbios
Provinces: Contractor shall pay a tax on its share in crude oil transported by the Transecuadorian Pipeline, as set forth in Law No. 40, published in Official Register No. 248 - Supplement of August 7, 1989.

10.10 Notarial fees: Contractor shall be responsible for payment of notarial fees and expenses relating to the registration of this Contract in the Notary Public's official registry of deeds and ten (10) certified copies of the deed to be delivered to PETROECUADOR.

10.11 Exemptions: According to Article 54 of the Law on Hydrocarbons, as amended, Contractor is exempted from the payment of entry bonuses, surface fees, royalties, and compensatory work contributions and from the contribution to technological research.

10.12 Modification to the tax system: In the event of modification to the taxation system, including the creation of new taxes or to workers (profit) sharing, or the interpretation thereof, having consequences for the economics of this Contract, a correction factor shall be included in the production sharing percentages to absorb the increase or decrease of the above mentioned tax burden or of the workers (profit) sharing. This correction factor shall be calculated by the Parties and approved according to Article 31 of Executive Decree 1417 published in Official Register No. 364 of January 21, 1994.

ELEVENTH.-ENVIRONMENT

11.1 Within the first six months after the Effective Date of this Contract, Contractor shall perform, in addition to the execution of Production Operations but before starting the Additional Exploration activities, an Environmental Impact Study according to the Terms of Reference delivered by the Ministry of Energy and Mines, that shall include:

11.1.1 An Inventory and Diagnosis (Base Line) to determine the environmental situation and pollution levels in the Contract Area, including a description of existing natural resources, especially forests and wild flora and fauna, as well as geographic, social, economic, and cultural aspects of the peoples or communities in the Contract area of influence.

11.1.2 A description and technical evaluation of the foreseeable direct and indirect effects on the physical, biotic and social environment, in the short and long term, for each operation planned within the Contract Area.

11.1.3 A detailed environmental management plan, the performance of which prevents exceeding the maximum permissible levels and decreases the foreseeable negative effects referred to in the preceding paragraph to an acceptable level, including a contingency and emergency plan.

11.1.4 A plan to abandon the Contract Area.

11.2 Once an Environmental Impact Study has been submitted by Contractor, the Ministry of Energy and Mines shall approve or reject it within the time period of sixty days. If no decision is announced, it shall be understood that the study has been approved.

11.3 Contractor shall perform, at its own expense, the environmental mitigation work within the terms and under other conditions set forth in the environmental audit reports.

11.4 These studies shall be the basis for Socio-Environmental audits to be performed from time to time by the ministry of Energy and Mines, Undersecretariat for the Environment, in order to monitor that Contractor's operations are being carried out according to the Ecuadorian Environmental Regulations.

11.5 Contractor shall, at its own expense and in a term not longer than ninety days counting from the Effective Date, an Environmental Audit of the Tiguino Field, that must be supervised and approved by PETROECUADOR and the Ministry of Energy and Mines, Undersecretariat for Environmental Protection.

Remediation of pre-existing environmental damages, in the Tiguino field, shall not be the responsibility of Contractor. However, it shall be possible to agree with PETROECUADOR the performance of the remediation work by Contractor and the reimbursement of costs by PETROECUADOR.

11.6 Two years before the end of this Contract, the Parties shall have an integral environmental audit conducted on the Contract Area, which must be completed no later than six months before termination of this Contract. The cost of this final audit shall be paid by the Parties in equal portions.

11.7 The companies conducting such studies and audits must be previously qualified by the Ministry of Energy and Mines.

TWELFTH: PLANS, SCHEDULES AND BUDGETS

12.1 Contractor shall perform the Production Activities and Investment Plan as well as the Minimum Additional Exploration Plan. This compliance is mandatory, as set forth in Envelope No. 2 of Contractor's offer, which is attached hereto as Exhibit II (VI)* and forms an integral part hereof.

12.2 During the first year of the term of this Contract, or a fraction of the year, the Annual Budget and Program shall be approved by the Ministry in charge, within 30 days counting from the Effective Date. If the Effective Date of the Contract starts after October 31, the annual budget will be added to the budget for the following Fiscal Year.

12.3 For the following Fiscal Years, Contractor shall submit to the approval of the Ministry of Energy and Mines, and for PETROECUADOR's information, until October 31 of each year, and during the term of this Contract, the proposed Investment Budget it intends to assign the following year to the Contract Area, indicating the activities it will perform, estimated costs, possible production and Crude Oil reserves expected to be obtained. The Ministry of Energy and Mines shall approve or make remarks on the Activities Schedule and Budget within a term of thirty days after its submission. The remarks, if any, will be notified to Contractor, and Contractor will submit it again within thirty days after receiving notice of the Ministry of Energy and Mines. If no decisions are announced within thirty days after Contractor's submission of the Budget, it shall be understood that the Schedule and Budget have been approved.

12.4 Contractor will be able to amend the annual schedules and budget after the approval of the Ministry of Energy and Mines, as long as the obligations committed to the Production Investment Plan and to the Additional Exploration Plan are not diminished.

12.5 5-Year Plan: Contractor shall submit to the Ministry of Energy and Mines, within the first month of each Fiscal Year of the Production Period, the Five Year Plan stipulated in paragraph K) of Article 31 of the Law on Hydrocarbons. The Ministry of Energy and Mines shall analyze it and issue an opinion within thirty days after the date of submission of said Five Year Plan. If the Ministry of Energy and Mines fails to issue an opinion within the above mentioned term, it shall be understood that the Plan was approved.

12.6 Development Plan: If, as a result of the Additional Exploration, Contractor discovered reservoirs that, on its own judgement are commercially productive, it shall submit to the Ministry of Energy and Mines the corresponding Development Plan for approval. Production of these reservoirs shall not exceed the term of the Contract.

12.7 The Development Plan shall contain, among others, the following aspects:

1.-Retained areas

2.-Geological and geophysical interpretation of the structure adjusted to well data

3.-Closing and extension of productive area, verified through extension wells

4.-Intervals and depth of saturated zones

5.-Initial production data of the wells

6.-Production mechanisms of reservoirs

7.-Methods for artificial lift of hydrocarbons

8.-Forecast of reservoirs behavior

9.-Number of development wells

10.-Recovery factor

11.-Original oil in place

12.-Reserves

13.-Production log

14.-Investments performed in additional exploration

15.-Work of infrastructure

16.-Production, transportation and marketing costs

17.-Sales price expressed in constant value during the term of Contract

18.-Estimated investments and programs intended to preserve the environment

19.-Estimated economic and financial forecasts

20.-Inspection and Delivery Center, as applicable

21.-Additional Exploration Programs, if applicable

22.-Other activities discussed and approved by the parties

12.8 The Ministry of Energy and Mines shall have a term of 90 days to approve or reject the Development Plan, counting from the date of submission. If no decision is announced within this term, the Development Plan shall be approved.

12.9 Once the Development Plan of Contractor has been approved, Contractor shall start, without delay, the activities and investments scheduled and undertaken thereunder.

12.10 At Contractor/s request or at the joint request of Contractor and PETROECUADOR, the Development Plan, once approved by the Ministry of Energy and Mines may be amended with due justifications.

12.11 Retention of Areas: If Contractor fails to find commercial Hydrocarbon Reservoirs, as a result of the additional exploration or fails to develop such reservoirs, Contractor shall return the areas explored to PETROECUADOR, without any cost, according to article 20 of the Law on Hydrocarbons.

12.12 However, after Contractor has fulfilled the Minimum Additional Exploration Plan within the three years stipulated in this Contract, and notwithstanding the stipulations of the preceding clause, Contractor may submit a new Additional Exploration Plan by attaching a new bond for 20% (twenty per cent) of the investments Contractor undertakes to perform under such plan, which bond shall be returned upon fulfillment of the activities undertaken.

THIRTEENTH: PRODUCTION RATE
13.1 Before the production initiation date of a reservoir, Contractor shall submit to the Ministry of Energy and Mines, for its approval, the Production Rate proven in conventional studies or reservoir simulation studies in accordance with Executive Decree No. 543 and the Technical Criteria to Calculate Production Rates, set forth by the National Bureau of Hydrocarbons and the Regulations for Hydrocarbon Operations.

13.2 The Ministry of Energy and Mines shall determine the Production Rate. Until the Ministry of Energy and Mines determines said rate, Contractor shall temporarily apply Contractor's proposed production rate in accordance with this Clause.

13.3 Contractor may, at any time, propose the Ministry of Energy and Mines the revision of the Production Rate according to the procedure set forth in Executive Decree 543.

13.4 If, for reasons that cannot be attributed to any of the parties, the Production Rate is reduced in more than 15% (fifteen percent), for an uninterrupted period exceeding thirty days within a calendar year, regarding the current Production Rate, the terms and conditions of this Contract shall be revised by the Parties so that the affected Party may recover the economic benefits it would have obtained during that same period, if such reduction had not occurred. This revision shall not occur if the cause of the reduction is a technical cause duly justified, the result of Force Majeure or Act of God, or an Emergency Situation, in accordance with the law.

13.5 If the Ministry of Energy and Mines, for legally justified reasons, imposes a restriction on the Total Production Rate of Ecuador, such restriction shall be proportionally applied to the production rate of the Contract Area for each Contractor.

13.6 If well testing is necessary to determine the characteristics of the reservoir and to estimate production rates; and if, during said testing, saleable Crude Oil Production is obtained, the financial resources derived from it shall be recorded as income derived from Inspected Production in the Contract Area.

13.7 If there is a disagreement regarding the Production Rate, Contractor shall request the National Bureau of Hydrocarbons to designate an independent technical expert to render a decision regarding the disagreement. The report of the expert shall serve as a reference for the Ministry of Energy and Mines to ratify or rectify the decision. The costs of this contracted audit shall be borne by Contractor. The National Bureau of Hydrocarbons shall open a Registry of specialized companies and it shall choose one that, on technical terms, complies with the necessary requirements to render a decision on the matter.

FOURTEENTH: BENCHMARK PRICE
14.1 The Benchmark Price has been defined in Clause 3.4.19 and is used to determine prices according to Article 71 of the Law on Hydrocarbons.

14.2 If PETROECUADOR has not made any foreign sales during the corresponding period, the Benchmark Price shall be determined on the basis of a basket of crudes agreed upon by the parties, the prices of which shall be obtained from specialized and well-known publications.

FIFTEENTH: UNITIZED EXPLOITATION
15.1 If, during the performance of this Contract, there are reservoirs common to two or more Contract Areas, it shall be mandatory for Contractors, by virtue of Article 85 of the Law on Hydrocarbons and Article 58 of the Regulations for Hydrocarbon Operations, to enter into operating agreements for unitized production in order to achieve greater efficiency and economy in the operations.

15.2 If the Parties fail to agree on the appointment of an operator for the shared reservoir, the Ministry of Energy and Mines shall temporarily designate the operator of the unitized field.

15.3 The Parties agree that, for the appointment of the operator, they shall request the Ministry of Energy and Mines to take into consideration the following aspects:
A.-The party who made the discovery of the reservoir;
B.-The location of a significant part of recoverable reserves from the common commercial reservoir within the Contract Area; or C.-The party who demonstrates more efficiency and economy in the operation.

15.4 All agreements for unitized production of common reservoirs agreed upon by the Parties shall be approved by the Ministry of Energy and Mines.

SIXTEENTH: INSPECTION AND DELIVERY CENTER
16.1 The Inspection and Delivery Center for inspected production shall be located in the lot reserved for that effect about 30 meters from the Central Station of Cononaco.

16.2 At the Inspection and Delivery Center, the Base Production Curve and Incremental Production volume of the Field operated by Contractor under this Contract shall be determined.

16.3 Costs and expenses, as well as losses, caused during transportation from the production gathering center of the Contract Area to the Inspection and Delivery Center, shall be borne by Contractor.

16.4 Delivery, receipt and settlement of accounts of Crude Oil from the Contract Area shall be performed according to the proceedings set forth by the National Bureau of Hydrocarbons.

SEVENTEENTH: TRANSPORTATION
17.1 Contractor may use the existing storage and transportation facilities of PETROPRODUCCION from the Contract Area to the Inspection and Delivery Centers after Crude Oil treatment and separation.

17.2 PETROECUADOR shall facilitate, to the extent possible and after payment pertinent charges, the available storage and transportation facilities from the Inspection and Delivery Center to the initial Station of a main pipeline or its interconnection to said pipeline.

17.3 Contractor shall construct, at its own expense, the Crude Oil separation, treatment and storage facilities, and shall also build transportation pipelines and Inspection and Delivery Centers if the production conditions so require.

17.4 The transportation fee for main and secondary pipelines belonging to PETROECUADOR shall be determined by the Ministry of Energy and Mines.

17.5 Transportation fee in pipelines not belonging to PETROECUADOR shall be agreed upon between Contractor and the operator of said transportation system. If no agreement has been reached, the Ministry of Energy and Mines shall determine the fee.

17.6 If, within an area of influence, there is more than one production company, Contractor shall be able to share the study and construction costs of flow lines and Secondary Pipelines.

17.7 The Main Pipelines studies shall be submitted to the authorization of the Ministry of Energy and Mines and its contents shall mainly consider the following:
-  Crude Oil Reserves in the Contract Area
-  Expected production logs
-  Crude Oil (degree API) quality
-  Geographic location of the area
-  Necessary investments

-  Operation and maintenance costs required by the system

-  Estimated transportation fee

EIGHTEENTH: BONDS

18.1 Contractor shall render in favor of PETROEDUADOR, the bonds set forth by the Law on Hydrocarbons, Bidding Specifications and this Contract, which shall be approved and registered according to the Law, Regulations and relevant procedures. If bonds are granted by a foreign bank, they shall be submitted through a bank legally established in the country, which shall represent Contractor to all effects arising from the bond.

18.2 INVESTMENT PERFORMANCE BOND: To guarantee performance of all investment, production and additional exploration plans, Contractor, upon Contract execution, shall render in favor of PETROECUADOR, the irrevocable, unconditional and immediately payable bond issued by a bank and written according to a format approved by CEL, in U.S. Dollars, for an amount equivalent to twenty percent of the total amount bid, to carry out the activities and work undertaken during the first three years in the Contract Area. This bond, a certified copy is attached hereto as Exhibit VII (VIII)*, will be reduced, on an annual basis, in direct proportion to the fulfillment of the schedule of activities and investments undertaken. The original document of this bond shall be submitted by Contractor to PETROECUADOR according to paragraph 24, article 31, of the Regulations to the Bidding System for Production and Additional Exploration of Marginal Fields Contracts.

18.3 JOINT BOND: If the Contract is awarded to an affiliate or subsidiary, the former company shall have the guarantee of the parent company, while the latter one shall have the guarantee of the affiliate and the parent company, according to the Regulations of the Special Bidding System for Production and Additional Exploration of Marginal Fields Contracts, which is attached hereto as Exhibit VIII (IX)*.

This bond shall be submitted in a separate document.

18.3.1 The guarantee document shall establish the jurisdiction to which the guarantors shall submit.

18.3.2 Joint Guarantors may also execute the Contract in such capacity.

18.3.3 The text of all guarantees shall be approved by CEL (Special Building Committee) before the call for bids and shall be part of the documentation thereof.

NINETEENTH: INSURANCE

19.1 To the benefit and safeguard of PETROECUADOR, to protect is personnel, property, machinery, equipment and other assets under its management during the operation of the Contract Area, Contractor shall take out the necessary insurance policies, with the limitations, deductibles, terms and other conditions required by the Law and this Contract.

19.2 Likewise, Contractor shall be required to contract and maintain insurance policies covering third party liability for personal or property damages caused, directly or indirectly, to third parties including officials and employees of the Government and PETROECUADOR, as a result of the performance of its activities in the Contract Area, as well as to hold PETROECUADOR harmless from any claim, assertion or demand regarding liability for damages caused by Contractor or subcontractors to third parties upon performance hereof.

19.3 Compensation for damages paid, by virtue of the insurance policies taken out hereunder, shall serve to immediately repair or replace property, facilities, equipment and other damaged, destroyed or stolen assets, and to cover any underinsurance, if applicable.

19.4 If the insurance company stops paying any claim for lost or damaged goods, facilities, equipment and other insured assets, alleging that said damages were deliberately caused or perpetrated by inexcusable negligence or omission of the executive or supervisory personnel of Contractor, the costs of reparation or replacement shall be borne by Contractor.

19.5 Contractor shall take out insurance policies covering contingent liability and property damages caused by deliberately committed acts, omissions or inexcusable omissions or negligence of Contractor's personnel, whether or not of executive or supervisory rank.

19.6 Contractor shall require its insurers to include in all policies, a clause whereby insurers waive their rights to subrogate against PETROECUADOR.

19.7 All insurance policies, necessary for the complete performance of this Contract must be subject to the provisions of the Ecuadorian Law, and furthermore, they must be based on practices generally accepted by the international oil industry.

19.8 It is the exclusive responsibility of Contractor to require subcontractors or providers of goods and services that, in order to comply with their obligations hereunder, they must take out insurance policies as Contractor may deem necessary.

19.9 In order to afford coverage to property located in the country, Contractor shall take out all insurance policies in the Ecuadorian market with the exception of those risks that are not usually covered in the country, in which case, such insurance policies shall be taken out abroad.

19.10 Contractor shall give PETROECUADOR legalized copies of insurance policies taken out in Ecuador, and in the case of policies taken out abroad, Contractor shall hand in, if acceptable to PETROECUADOR, notes of coverage or certifications of each and every policy taken out, duly granted and executed by the relevant insurance companies.

19.11 If, due to reasons attributable to Contractor or its sub-contractors, the necessary insurance policies are not taken out timely, or if Contractor fails to pay the premiums of such policies, the damages and losses that might be sustained, as well as risks, will be the exclusive responsibility of Contractor, who shall cover them immediately, without being able to claim the right to demand from PETROECUADOR any type of reimbursement.

19.12 Contractor shall require domestic and foreign insurers granting the pertinent insurance policies, to provide the sufficient evidence, acceptable to PETROECUADOR, that they are sufficiently backed by the necessary reinsurance.

19.13 Contractor shall maintain the insurance policies in force and effect, according to values updated on an annual basis.

19.14 Contractor shall, at least, take out the following insurance policies:

- Machinery breakdown

- Third-party liability

- Fire and associated lines

- Theft

- All risk, contractor

- All risk, construction and assembly, including drilling, completion and workover of wells

- Electronic equipment

- Transportation

- Blow-out, fire and blow-out and fire of wells, covering normal and extraordinary costs of:

  - Fire and/or blow-out control

  - Re-drilling

  - Recompletion

  - Workover

  - Clean up and removal of debris

  - Pollution clean-up of affected area

19.15 Contractor shall also take out, to the satisfaction of PETROECUADOR, the necessary insurance policies to cover risks of environmental pollution and impairment to the ecosystem. These policies shall be in force from the beginning of Contractor's operations until termination of the Contract.

19.16 Contractor may, in its own judgement, maintain other insurance policies deemed appropriate for the fulfillment of its activities.

TWENTIETH: ACCOUNTING

20.1. Contractor shall keep the accounts of its investments, costs and expenses relating to or arising from its activities under this Contract in accordance with the hierarchy and priority of the following laws, Regulations and proceedings:

A.-Internal Tax System Law

B.-General Regulations for Application of the Internal Tax System Law

C.-Accounting Costs Regulations applicable to this type of contract

D.-The Contract, and,

E.-Accounting Principles generally accepted in the international oil industry.

20.2 The accounting shall be kept in Spanish, shall be in two currencies, and Sucres and Dollars shall be used in the accounting records, as the case may be.

20.3 The Accounting Regulations determine the accounting rules and procedures by which Contractor shall abide.

TWENTY FIRST: MONITORING AND CONTROL

21.1 During the term of this Contract, PETROECUADOR shall have the right to monitor and inspect Contractor's and subcontractor's activities in order to guarantee the faithful performance of Contractor's obligations. PETROECUADOR shall have access to the technical documents generated by the activities.

21.2 Investments, costs and expenses incurred in order to perform the obligations hereunder, are subject to inspections and audits as set forth in the law, regulations and in this Contract.

21.3 Notwithstanding the provisions of Article 56 of the Law on Hydrocarbons, audits for each Fiscal Year will start, at the latest, within three months following the end of the corresponding Fiscal Year to be audited, for which purpose Contractor is required to make available to the Ministry of Energy and Mines all documentation related to this Contract. These audits shall be conducted by the National Bureau of Hydrocarbons or by well-known and qualified Independent Auditing Companies.

21.4 The Ministry of Energy and Mines, through the Undersecretariat of the Environment shall perform a socio-environmental control of all operations under the responsibility of Contractor hereunder.

21.5 The National Bureau of Hydrocarbons will conduct the technical-economic control of the operations in charge of Contractor.

21.6 The National Bureau of Hydrocarbons shall submit the reports that shall serve as the basis for tax purposes, according to the procedure indicated in the Accounting Regulations.

TWENTY-SECOND: SUBCONTRACTS

22.1 Contractor may subcontract under its own responsibility and risk, work or services necessary to perform this Contract.

22.2 Contractor is required to select its subcontractors from qualified companies and shall give preference to Ecuadorian companies for the purpose of encouraging services by national companies, according to Executive Decree No. 976 published in Official Gazette No. 274 of June 29, 1982.

22.3 Selection of subcontractors, negotiation of the terms and conditions of subcontracts, award and execution of the Contract shall be the exclusive responsibility of Contractor, notwithstanding the provisions of the Law on National Security.

22.4 Contractor shall not use the services of subcontractors against whom PETROECUADOR has duly grounded objections.

22.5 Contractor shall include stipulations in the subcontracts requiring Subcontractors to comply with all applicable legal provisions in force and the provisions of this Contract, as applicable.

22.6 Subcontractors in Ecuador shall be subject to the laws, judges, courts and administrative and judicial procedures of the Republic of Ecuador, especially regarding labor relations, social security, taxation, payment in foreign currency and environmental protection, as applicable.

22.7 When Contractor subcontracts foreign companies for the execution of work or services that, due to the nature thereof, must be carried out in Ecuador, such companies shall have a domicile in the country or shall appoint an attorney-in-fact or legal representative whenever required by law.

22.8 The cost of work performed or services rendered by subcontractors shall be in keeping with current prices on the national or international markets for comparable services on the date of execution of the respective subcontract. When the price is determined, all subcontracts shall specify, as the case may be, the part that must be paid in Dollars, Sucres or in other foreign currency. In no case shall the value of the subcontract be increased by Contractor by reason of surcharge (overhead), professional fees, administrative expenses, additional charges, profits, interest or for any other reason.

TWENTY THIRD: CONTRACTOR PERSONNEL AND LABOR RELATIONS

23.1 Contractor shall hire the minimum national and foreign personnel necessary to perform, fully and efficiently, the purpose of this Contract, according to international oil practices and paragraph a), Article 31 of the Law on Hydrocarbons.

23.2 Contractor may hire PETROECUADOR's employees who, according to the Law, have terminated their employment with PETROPRODUCCION, who were rendering services in the Tiguino Field, which by virtue of this Contract will be operated by Contractor.

23.3 Contractor and subcontractors are independent companies, therefore their personnel is on their own account, and they shall be solely responsible for the fulfillment of labor or employment obligations arising from or relating to the Labor Code, the Social Security Law, individual or collective bargaining contracts executed with their personnel; therefore, PETROECUADOR shall not be liable, not even severally, for any labor claim that could arise as a consequence of lawsuits or complaints, either individual or collective, by Contractors' or Subcontractors' workers.

23.4 Contractor and its Subcontractors must deliver to the Joint Command of the Armed Forces, data cards from all the national and foreign personnel that they employ, and shall also agree not to hire personnel that have been objected by the Joint Command of the Armed Forces.

TWENTY FOURTH: GOODS AND IMPORTS

24.1 Contractor is responsible to PETROECUADOR for the supply of goods, materials, equipment and other fixed assets or property required to perform this Contract, according to the Production Investment and Activities Plan, the Minimum Exploration Plan and the Annual Budget and Work Schedule, that after the third year of the effective term, must be submitted on an annual basis.

24.2 Contractor shall preferably acquire goods made in Ecuador in the case of equal technical, financial and availability conditions.

24.3 Imports. Imports or temporary entry of property necessary for Contract performance shall be made in accordance with the Law on Hydrocarbons, the Organic Customs Law, and other pertinent legal provisions.

24.4 Property, machinery and equipment to be used temporarily may enter and leave Ecuador, under the System of Temporary Importation or Admission, or other similar forms set forth by the applicable law. In these cases, Contractor shall only record in its books the value of its use in the corresponding proportion, as well as the cost of the pertinent insurance policies, which amounts shall be in keeping with similar situations in the international market.

24.5 During the term of this Contract, Contractor shall not remove, encumber or sell the property, machinery or equipment acquired on behalf of PETROECUADOR, or those that must be delivered, without previous approval of PETROECUADOR and authorization of the Ministry of Energy and Mines.

24.6 Contractor will be entitled hereunder to the use of infrastructure and assets that PETROECUADOR delivers according to the inventory appraised as stated in Exhibit IX (X)*, and Contractor shall be responsible and required to make good use, have custody, maintain and replace said items, so that upon termination of Contract the aforementioned items may be returned in the same conditions as received except for wear and tear due to normal use, according to
Article 23 of the Regulations for the application of Law No. 44, which amends the Law on Hydrocarbons.

Likewise, Contractor shall keep in good operating and functioning conditions any property, machinery, equipment, tools, facilities and other movable and immovable property acquired for the purposes hereof. To this effect, two years before the termination of the Contract, or before said date, Contractor shall, at its own expense, carry out a technical inspection of all facilities existing in the Contract Area. Contractor shall hire a specialized company and agrees to make any repairs or replacements resulting from the technical inspection.

24.7 According to Article 29 of the Law on Hydrocarbons, upon termination of the Contract, any property, machinery and other assets and infrastructure that Contractor may have acquired or developed for the fulfillment and performance of this Contract shall be returned to the Government, through PETROECUADOR, or its affiliate PETROPRODUCCION, without any cost and in good conservation conditions. Therefore, leasing shall not be allowed during the last five years of the Contract unless the leasing terms stipulate the mandatory purchase of such property by Contractor within that term.

TWENTY-FIFTH: INFORMATION AND CONFIDENTIALITY

25.1 The Ecuadorian Government owns any technical and financial information generated during the performance of this Contract.

25.2 Contractor shall deliver to the Ministry of Energy and Mines, through the Petroleum Contracts Unit (CEL), with copy to PETROECUADOR, the original documents of all technical and financial information as generated during Contract performance. The Parties shall expressly and mutually give notice to each other about the documents of confidential nature.

25.3 Blueprints, designs, drawings, data, technical and scientific information and any other data relating to operations and contracted services shall be deemed confidential by the parties, so that the contents, either in whole or in part, not be disclosed in any way to third parties, without the previous written consent of PETROECUADOR. Confidential or privileged documents shall remain as such five years after termination of the Contract.

25.4 The provisions of the preceding sub-clause shall not apply to the information that the parties are required to provide according to the law and this Contract, nor to the information that Contractor must furnish to the auditors, legal advisors, financial institutions, or to the authorities in Ecuador or abroad; however, Contractor shall previously inform PETROECUADOR and the Petroleum Contract Unit about any such disclosure.

25.5 Contractor and PETROECUADOR shall take the necessary measures to guarantee that their officials, workers, agents, representatives, proxies, arbiters, consultants, subcontractors etc., comply with the same obligation of confidentiality regarding the documents qualified as such to which they might have access.

TWENTY-SIXTH: MEDIATION AND ARBITRATION

26.1 Mediation. Any disagreements between the Parties regarding technical matters involving financial issues or vice versa, arising from the application of this Contract, except those that, according to the provisions hereof or the Law must be decided by arbitration, will be submitted to the legal Representatives of the Parties for resolution.

If, within the term of fifteen days after the disagreement was submitted, a solution could not be reached, the Parties shall submit the controversy to the decision of a mediator specializing in the subject matter of the disagreement.

The mediator shall be appointed by mutual agreement of the Parties within fifteen (15) days counting from the date on which the legal Representatives should have resolved the disagreement. If no agreement is reached on the designation, the mediator shall be appointed according to Article 44 of the Law on Arbitration and Mediation, published in Official Gazette No. 145 on September 4, 1997; the procedure and the effects of the Mediation Document shall be the ones set forth in Articles 46 and 47, fifth paragraph, of the Law on Arbitration and Mediation.

26.2 Arbitration.- If the disagreements relate to any matter not included in sub-clause 26.1 or if, for any reason the submission of the controversy to mediator results in a partial resolution, the non-resolved part of the mediation and the controversies arising from this Contract shall be settled through arbitration according to the Law on Arbitration and Mediation.

26.3 If the Parties jointly decide to submit the controversy to mediation and/or arbitration, the costs shall be shared in equal proportions.

26.4 Arbitration Agreement. The Parties expressly state that the contents of Clause 26 of this Contract, for the purposes of Article 4 of the Law on Arbitration and Mediation, are considered an Arbitration Agreement; therefore, they waive ordinary jurisdiction and agree to abide by the award rendered by the Arbitration Tribunal, they further undertake not to file any type of appeal against the arbitration award and agree to submit to the resolution of an Arbitration Tribunal from the Chamber of Commerce of Quito in the domicile of this Arbitration Tribunal. The arbitration process shall be confidential.

TWENTY-SEVENTH: TRANSFER OR ASSIGNMENT

27.1 Contractor may not transfer or assign any rights or obligations hereunder, without the previous consent of PETROECUADOR and the authorization of the Ministry of Energy and Mines. Therefore, any transfer or assignment carried out without these two essential requirements shall be void and of no effect, notwithstanding the fact that the applicable Ministry may declare the cancellation of the Contract in accordance with the Law on Hydrocarbons.

27.2 The Government shall receive a bonus for the transfer or assignment of the Contract and the beneficiary shall execute a new Contract with PETROECUADOR according to Executive Decree 809 published in Official Gazette No. 197 of May 31, 1985, amended by Executive Decrees Nos. 2713 and 1179 published in Official Gazette Nos. 694 and 270 of May 12, 1995 and March 6, 1998 respectively.

TWENTY-EIGHTH: CAUSES FOR TERMINATION AND CANCELLATION

28.1 This Contract shall terminate:

a) Due to the fulfillment of the Contract's purpose, upon completion of its term;

b)   By mutual agreement of the Parties, any time before the term expires;

c) By declaration of cancellation pronounced by the Ministry of Energy and Mines, for the reasons and under the procedure set forth in the Law on Hydrocarbons;

d) If, at the end of the third year of this Contract, the production increase is less than 50% on the Base Production Curve.

e) If, during two consecutive years after the third anniversary of the Effective Term, production does not exceed the Base Production Curve for the corresponding years.

f) By dissolution of the consortium or by bankruptcy filed by any of the members of the consortium affecting performance of the Contract in PETROECUADOR's sole discretion.

g) By judicial declaration of competent judge,

h) Due to any other reason provided for in the law.


TWENTY-NINTH: APPLICABLE LAW, DOMICILE, JURISDICTION AND LEGAL PROCEEDINGS

29.1 Applicable law. This Contract shall be exclusively governed by Ecuadorian law. The laws in force at the time of its execution are understood to be incorporated herein.

Contractor expressly declares that it is fully aware and has knowledge of the Ecuadorian laws applicable to Production Sharing Contracts for Crude Oil Production and Additional Exploration of Hydrocarbons in Marginal Fields.

29.1.1 Legal Framework. The laws applicable to this Contract include, but are not limited to, the following instruments:

HYDROCARBON LEGISLATION

- Codification of the Law on Hydrocarbons (DS 2967, RO ("Registro Oficial" - Official Gazette) 711:7811.15)

-  Law No. 101 amending the Law on Hydrocarbons (RO 306:82.09.13.)

-  Law No 08 amending the Law on Hydrocarbons (RO 277:85.09.23)

-  Decree-Law No. 24 amending the Law on Hydrocarbons (RO 446:86.05.29)

- Special Law No. 45, of Empresa Estatal Petroleos del Ecuador (PETROECUADOR) and its affiliate companies (OR 283:89.09.26) and applicable regulations.

-  Law No. 44 amending the Law on Hydrocarbons (RO 326:93.11.29)

-  List of errata (RO 344:93.12.24)

-  Law No. 49 amending the Law on Hydrocarbons (RO 346:93.12.28)

-  Law amending the Law on Hydrocarbons (Supplement to RO 523 94.09.09)

-  Law Amending the Law on Hydrocarbons No. 98-89 (RO 12:980826)

- Regulations of the application of Law 44 (DE 1417 RO 364 94.01.21) as amended (DE 2360 RO 595 94.12.22)

- Regulations of the Special Bidding System for the Contract on Production and Additional Exploration of Marginal Fields.

- Bidding Specifications for the Crude Oil Production and Additional Exploration of Hydrocarbons in Marginal Fields of PETROECUADOR (DE 1327-A Supplement to RO 305:98.04.27)

- Regulations on Cost Accounting applicable to the Crude Oil Exploration and Additional Hydrocarbon Production of Marginal Fields.

- Regulations on Hydrocarbon Operations (AM 311 RO 681:87.05.08) as amended (AM 189 RO 123:89.02.03)

- Proceedings to determine production rates (DE 543 RO 135:85.03.01) as amended.

- Regulations to Article 79 of the Law on Hydrocarbons about Assignment of Rights and Obligations under Exploration and Production Contracts. (DE 809 RO 197:85.05.31) as amended.

- Executive Decree No. 976, published in Official Gazette No. 274 on June 29, 1982.

-    Regulations for the Scheduling of Crude Oil Shipments (RO 257:98-02-13)

TAXATION LEGISLATION:

-    Tax Code (DS 1016-A RO Supplement 958:75.12.23)

- Law No. 006 of Financial and Taxation Control (RO 97 88.12.29) and its Regulations (DE 393, RO 118:89.01.27)

- Law No. 56 on the Internal Tax System (RO Supplement 341: 89.12.22) and its Regulations.

-    Law No. 63 amending Law No. 006 (RO 366:90.01.30)

-    Law No. 72 (RO 441: 90.05.21)

- Law No. 40 creating replacement income for the provinces of Napo, Esmeraldas and Sucumbios (RO 248S: 89-08-07)

-    Law No. 51 amending the Internal Tax System Law (RO 349:93.12.31)

-    Law No. 05 amending Laws No. 51 and 56 and Taxation Code (RO 396.94.01.10)

- Law No. 10 of the Fund for Amazon Region Ecodevelopment and Strengthening of Sectional Organizations (RO 30:92.09.21) as amended (RO 152: 97.09.15) and its Regulations (DE 461 OR121:93.02.03)

-    Law on the Economy Restructuring in the Financial-Taxation Area
     (RO 78:98-12-01)

LEGISLATION REGARDING THE ENVIRONMENT

-    Law on Roads (DS 1351 RO 285:64.07.07 and its Regulations
     (AM 0282 RO 378:71.12.24)

-    Health Code (DS 188 RO 158:71.02.08)

-    Law on Preservation of Reserves and National Parks (DS 1306 RO
     301:71.09.02)

- Environmental Regulations for Hydrocarbon Activities in Ecuador. (DE 2982 RO 766:95.08.24)

- Law on Water Resources (DS 369 RO 69:72.05.30) and its Regulations (DS 40.RO 233:73.01.26)

-    Amendment to the Maritime Police Code (DS 945 RO 643:74.09.20)

- Law on Prevention and Control of Environmental Pollution (DS 374 RO 097:76.05.31)

- Instruction for the preparation of reports and environmental impact studies (AM 764 RO 330:85.12.09)

-    Law No. 74 Forestry and Conservation of Natural Areas and Wild Life
     (RO 64:81.08.24) as amended and its Regulations (DE 1529 RO 436:83.02.22) as amended.

- Rules for Prevention, Control and Restoration of the Environment in Hydrocarbon Exploration and Production Activities in National Parks or their Equivalent. (AM 1743 RO 004:88.08.16)

- Regulations to Prevent and Control Environmental Pollution regarding Water Resources (AM 2144 RO 204:89.06.05)

- Regulations to Prevent and Control Environmental Pollution by Noise (AM 7789: RO 560:90.11.12)

- Regulations to Control and Prevent Pollution regarding Soils (AM 14629. OR 989:92.07.30)

-    Regulations to Manage Solid Wastes (AM 14630. RO 991:92.08.03)

- Law No. 008 creating the Ecuadorian Forestry, Natural Areas and Wildlife Institute (INEFAN) (RO 027:92.09.16) and its Regulations (DE 408 RO 105:93.01.12)

-    Environmental Management Law (RO 245:99-07.30)

MISCELLANEOUS LEGAL PROVISIONS:

-    Political Constitution of the Republic of Ecuador

-    Law on Arbitration and Mediation (RO 145:97.09.04)

-    Law No. 47 on Facilitation of Exports and Water Transportation
     (RO 901:92.03.25)

-    Law No. 99, Organic Customs Law (RO 359:98.07.13)

- Law on Foreign Affairs (DS 1897 RO 382:71.12.30) and its Regulations (DS 1898 RO 720:78.11.28)

- Law No. 50 on Modernization of the Government, Privatization and Rendering of Public Services by Private Initiative (RO 349 93.12.31) and its Regulations.

-    General Insurance Law (RO 145:97.09.04)

- Codification of the National Security Law (DS 275 RO 892: 79.08.09) and its regulations (DE 2264 RO 642:91.03.14)

-    Decree on the Streamlining of Central Government Functions
     (DE 601 RO 148:85.03.20)

- Regulations for the Application of Articles 18 and 57 of the Law on Industrial Promotion, 50 and 51 of the Law on Promotion Small Industry and 87 and 88 of the Law on Promotion Automotive Industry
     (DE 976. RO 274:82.06.29)

- Codified Regulations for Determining and Collecting Charges that Companies Subject to Control and Supervision of the Office of the Superintendent of Companies Pay Annually. (ADM 90154 RO 442:90.05.22)

- Ministerial Agreement that Determines the Minimum Wage for Workers in the Production, Processing, Shipment and Commercialization of Crude Oil and Natural Gas.

29.1.2 In the event of any inconsistency among the above mentioned documents, the order of priority shall be the following: Laws, Regulations, Bidding Specifications and this Contract.

29:2      Domicile, Jurisdiction and Venue:
The Parties agree to submit to Ecuadorian laws and set their domicile in Quito, according to the provisions of article 3 of Law No. 44. This provision shall survive termination of the Contract until the time when Contractor's permission to operate in Ecuador is legally cancelled regardless of the causes of termination.

Controversies arising from this Contract, which are not subject to mediators or arbitrators, in the cases provided for in the Twenty-sixth clause, shall be heard and settled according to Article 10 of the Law on Hydrocarbons, amended by Article 3 of Law 44 promulgated in RO 326 on November 29, 1993.

29.2.1 In the event of controversies that may arise as a result of the application of this Contract, Contractor, in accordance with Ecuadorian laws, expressly waives the use of diplomatic or consular channels or to resort to any jurisdictional agency not provided for in this Contract or in Ecuadorian Law. Failure to perform this provision shall be a cause for Contract cancellation.

29.2.2 The Parties agree to use the methods set forth in this Contract in order to settle doubts and controversies that may arise during the term hereof, and also to observe and abide by the resolutions issued by competent consultants, arbiters, judges or courts, as the case may be, according to the provisions of this Contract.

29.3 Communications and Notices:

29.3.1 The documents that Contractor submits by virtue of this Contract to PETROECUADOR or to the pertinent Ministry shall be subject to the provisions of article 82 of the Law on Hydrocarbons.

29.3.2 Notices between the Parties shall be made in writing and shall be written in Spanish and sent to the following addresses:

MINISTRY OF ENERGY AND MINES
Santa Prisca 223
Fax 570-350
Quito-Ecuador
CC/Unidad de Contratacion Petrolera
Av. Amazonas 4600 y Pereira
Edif. Casa Vivanco 6(degree) piso
FAX 593 2 262 375

PETROECUADOR
Edificio Matriz
Alpallana y 6 de Diciembre
FAX 593 2 569738
Telex: 022213
Telephone: 563 060
Apartado Postal: 17.11.5007
Quito, Ecuador

PETROPRODUCCION
Av. 6 de Diciembre 4226 y Gaspar Canero
FAX: 449-000
Telex:
Telephone: 440-333 to 342
Apartado Postal
Quito-Ecuador

CONTRACTOR
Av. Amazonas 477 y Roca
Edificio Rio Amazonas Oficina 801
FAX: 593-2-562 381

Telephones: 593-2-220 906/227-410/525-547/541-145
Apartado Postal 1703-168
E-mail:aserrano@pi.pro.ec
Quito, Ecuador

THIRTY: COMMUNICATIONS

30.01 This Contract has been written in the Spanish language. The translation hereof into another language may be officially recorded under separate cover. However, should a controversy arise on the interpretation or meaning of the terms hereof, the Spanish version shall prevail.

30.2 All communications or notices containing requests, opinions, acceptances, authorizations, reports, studies, balance sheets, inventories and other documents exchanged between the Parties or submitted to the Ministry of Energy and Mines, for purposes of this Contract, shall also be written in the Spanish language. If there are any technical reports that, owing to their nature, must be submitted in another language, they shall be translated into Spanish.

THIRTY-FIRST: VALUE AND NOTARIAL EXPENSES

31.1 Given its nature, this Contract is not susceptible to qualification on the date of its execution. For this reason, the public deed that embodies this Contract shall be considered of an undetermined value.

31.2 The expenses required for the execution of this Contract, including the cost of ten certified copies, which will be delivered to the Petroleum Contract Unit, shall be paid by Contractor.

THIRTY-SECOND: QUALIFYING DOCUMENTS

32.1 The following are the supporting documents of this Contract that are officially registered:

a) Certified copies of the appointment of office of PETROECUADOR's Executive President and PETROECUADOR's Manager;

b) Certified copy of the public deeds evidencing the legal existence of the companies that constitute the Consortium of Contractor, its legal representation, and domicile in Ecuador.

c) Certified Copy of the Resolution of the Special Bidding Committee evidencing approval of this Contract, its award in favor of Contractor and approval for execution of the Contract;

d) Certified Copy of the Board of Directors Resolution of PETROECUADOR authorizing the Executive President of PETROECUADOR to execute this Contract;

e) Certified copy of the Resolution of the Board of Directors of Petroproduccion authorizing the Manager of this Affiliate to execute this Contract.



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
f) Certified copies of the legal report of the Attorney General of the Government and the opinion of the Joint Command of the Armed Forces about this Contract in the aspects set forth by the Law.

THIRTY-THIRD: EXHIBITS

The following documents are made an integral part of this Contract as exhibits hereto:

I. Delimitation of the Contract Area and Petroleum Register Map of Ecuador, certified by the Military Geographic Institute and the National Bureau of Hydrocarbons;

II.    Contractor's offer;

III.   Base Production Curve

IV.    Production Investments and Activities Plan

V.     Minimum Additional Exploration Investment Plan

VI. Technical Criteria to Calculate Production Rates by the National Bureau on Hydrocarbons

VII.   Investment Performance Bond

VIII.  Joint Bond of the Parent Company

IX.    Assessed Inventory of Infrastructure and Assets belonging to PETROECUADOR

X.     Example of Application, Compensation and Method of Payment

XI.    Summarized Minutes of the Negotiations

XII.   Terms of Reference for Environmental Impact Studies

You, Mr. Notary Public, shall add the necessary clauses for the full validity of this Contract.

Cesar Zumarraga, Esquire, Bar Association License No. 3977

The public deed shall be executed by:

PETROECUADOR             CONTRACTOR




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
NOTE 1. THE EXHIBITS AND QUALIFYING DOCUMENTS MENTIONED IN THE CONTRACT ARE OFFICIALLY RECORDED BY THE NOTARY PUBLIC IN AN ORDER OTHER THE ONE STATED HEREIN. FOR THIS REASON, THE CORRECT ORDER OF THE EXHIBITS IS INDICATED HEREIN WITH AN ASTERISK (*).

NOTE 2. THE EXHIBITS AND QUALIFYING DOCUMENTS ARE OFFICIALLY RECORDED BY THE NOTARY PUBLIC IN AN ORDER OTHER THAN THE ONE STATED IN THE CONTRACT, AS FOLLOWS:

QUALIFYING DOCUMENTS:

1.    APPOINTMENT OF PETROECUADOR'S EXECUTIVE PRESIDENT

2.    MINUTES ON THE TAKING OF OFFICE OF PETROECUADOR'S EXECUTIVE PRESIDENT

3.    APPOINTMENT OF PETROPRODUCCION'S MANAGER

4.    ORGANIZATION OF GRANTMINING

5.    DESIGNATION OF GRANTMINING'S REPRESENTATIVE

6.    ORGANIZATION OF IECONTSA

7.    DESIGNATION OF IECONTSA'S REPRESENTATIVE

8.    DOCUMENTS EVIDENCING PETROCOL'S DOMICILE

9.    DESIGNATION OF PETROCOL'S REPRESENTATIVE

10.   DOCUMENTS EVIDENCING CPVEN'S DOMICILE AND POWER OF ATTORNEY

11. GRANTING OF SPECIAL POWER OF ATTORNEY BY CPVEN'S ATTORNEY IN FACT IN FAVOR OF GERMAN AVILA

12. CERTIFIED COPY OF THE SPECIAL BIDDING COMMITTEE'S RESOLUTION EVIDENCING APPROVAL OF THIS CONTRACT, THE AWARD THEREOF IN FAVOR OF CONTRACTOR AND APPROVAL FOR EXECUTION

13. CERTIFIED COPY OF PETROECUADOR'S BOARD OF DIRECTORS RESOLUTION AUTHORIZING PETROECUADOR'S EXECUTIVE PRESIDENT TO EXECUTE THIS CONTRACT

14. CERTIFIED COPY OF PETROPRODUCCION'S BOARD OF DIRECTORS RESOLUTION AUTHORIZING THE MANAGER OF THIS AFFILIATE TO EXECUTE THIS CONTRACT

15. CERTIFIED COPY OF THE LEGAL REPORT ISSUED BY THE ATTORNEY GENERAL OF THE GOVERNMENT

16.   CERTIFIED COPY OF THE OPINION ISSUED BY THE JOINT COMMAND OF THE ARMED
      FORCES

EXHIBITS

I. DELIMITATION OF THE CONTRACT AREA AND PETROLEUM REGISTER MAP OF ECUADOR, CERTIFIED BY THE MILITARY GEOGRAPHIC INSTITUTE AND THE NATIONAL BUREAU OF HYDROCARBONS

II. PETROLEUM REGISTER MAP OF ECUADOR, CERTIFIED BY THE MILITARY GEOGRAPHIC INSTITUTE AND THE NATIONAL BUREAU OF HYDROCARBONS

III.  SUMMARY OF CONTRACTOR'S OFFER

IV.   BASE PRODUCTION CURVE

V.    PRODUCTION INVESTMENTS AND ACTIVITIES PLAN

VI.   MINIMUM ADDITIONAL EXPLORATION INVESTMENT PLAN

VII. TECHNICAL CRITERIA TO CALCULATE PRODUCTION RATES BY THE NATIONAL BUREAU ON HYDROCARBONS

VIII. INVESTMENT PERFORMANCE BOND



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
IX.   JOINT BOND OF THE PARENT COMPANY

X.    ASSESSED INVENTORY OF INFRASTRUCTURE AND ASSETS BELONGING TO PETROECUADOR

XI.   EXAMPLE OF APPLICATION, COMPENSATION AND METHOD OF PAYMENT

XII.  SUMMARIZED MINUTES OF THE NEGOTIATIONS

XIII. TERMS OF REFERENCES FOR ENVIRONMENTAL IMPACT STUDIES



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